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                                                                    Exhibit 10.1


                                Storage USA, Inc.
                           175 Toyota Plaza, Suite 700
                            Memphis, Tennessee 38103

September 7, 2001

Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico  87501

Ladies and Gentlemen:

         Reference is made to that certain Strategic Alliance Agreement dated as of March 19, 1996 (as amended, the "Strategic Alliance Agreement") by and among Storage USA, Inc., a Tennessee corporation (the "Company"), SUSA Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company (the "Trust"), Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), and Security Capital Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of USREALTY ("Buyer"), and to which Security Capital Group Incorporated (both as to itself and as successor to all the rights of USREALTY and Buyer under the Strategic Alliance Agreement, "Security Capital") has become party as a result of the transactions between Security Capital, USREALTY and Buyer and the consent granted by the Company pursuant to that certain letter agreement dated July 7, 2000. The term "parties" as used in this agreement shall mean in all cases the Company, the Operating Partnership, the Trust, and Security Capital. Terms used herein but not defined shall have the meanings given to them in the Strategic Alliance Agreement.

         This will confirm our modification of the restrictions on your actions during the Standstill Period and any Standstill Extension Term pursuant to
Section 5.2 of the Strategic Alliance Agreement to the extent, but only to the extent, necessary to permit Security Capital to engage in further discussions with a Special Committee of the Company's Board of Directors (the "Special Committee") and its representatives concerning Group's intentions with respect to its investment in the Company and as to whether it is advisable for the Company to receive a proposal from Security Capital with respect to an extraordinary transaction which Security Capital would otherwise be prohibited from making by the terms of the Strategic Alliance Agreement. This letter also confirms your modification to the term "Early Termination Event" in Section 5.1 of the Strategic Alliance Agreement to the extent, but only to the extent, necessary to permit the Special Committee and its advisors to respond to any unsolicited inquiries from any third party with respect to a Covered Transaction. It is explicitly understood and agreed that unless extended in a writing signed by both the Company and Security Capital, the modifications granted in this paragraph shall terminate 30 days from the date hereof.


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Security Capital Group Incorporated
September 7, 2001
Page 2


         It is also explicitly understood and agreed, and the modification granted in the first sentence of the immediately preceding paragraph is given by the Company on the express condition, that nothing contained herein or in such discussions shall be deemed to permit Security Capital to make a proposal, directly or indirectly, to the Company to effect or relating to or concerning a Covered Transaction between Security Capital and the Company or to in any other way waive any of the provisions of the Strategic Alliance Agreement, but that those provisions otherwise shall remain in effect, modified only to the extent provided in the preceding paragraph.

         For the avoidance of doubt, the parties hereto agree that (i) the actions of the Board of Directors of the Company authorizing and forming the Special Committee of the Board of Directors, any actions taken by the Company or the Special Committee or any of their respective agents or representatives prior to the execution hereof in accordance with such authorization, any actions taken by the parties hereto authorized by such authorization or the related resolutions and any contacts, discussions or negotiations between the parties and/or their affiliates or representatives, in each case prior to the execution hereof, and (ii) the negotiation and entering into of this letter agreement, shall not, in any event, constitute an "Early Termination Event" under Section
5.1 of the Strategic Alliance Agreement or constitute a violation or attempted violation by any of the parties of any provision of the Strategic Alliance Agreement (including, without limitation, Sections 2.2, 5.1 and 5.2 thereof), or of any provision of the Company's Charter or Amended and Restated Bylaws, and each of the parties hereto hereby irrevocably waives any claim against any of the other parties, its directors, officers, employees, and representatives, or their affiliates because of any such contacts, actions, discussions or negotiations to the extent permitted hereby.



                            [Signature Pages Follow]




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Security Capital Group Incorporated
September 7, 2001
Page 3


         We understand that in accordance with applicable law and regulations, this letter will be publicly disclosed and filed as part of an amendment to your
Schedule 13D with respect to your ownership of Company stock. Likewise, you understand that we intend to file a copy of this letter with a Form 8-K announcing the signing of this agreement.


                                    Very truly yours,

                                    STORAGE USA, INC.



                                    By: /s/ Dean Jernigan
                                       -----------------------------------------
                                       Name: Dean Jernigan
                                       Title: Chairman of the Board, CEO
                                                and President


                                    SUSA PARTNERSHIP, L.P.

                                    By: Storage USA, Inc., General Partner


                                    By: /s/ Dean Jernigan
                                       -----------------------------------------
                                       Name: Dean Jernigan
                                       Title: Chairman of the Board, CEO
                                                and President


                                    STORAGE USA TRUST



                                    By: /s/ Dean Jernigan
                                       -----------------------------------------
                                       Name: Dean Jernigan
                                       Title: Chairman of the Board of Trustees,
                                                CEO and President


Agreed to and accepted by:


SECURITY CAPITAL GROUP INCORPORATED



By: /s/ Jeffrey A. Klopf
   ------------------------------------------
   Name: Jeffrey A. Klopf
   Title: Senior Vice President and Secretary